Exhibit 99

CBS CORPORATION REPORTS FIRST QUARTER 2017 RESULTS
Revenues of $3.34 Billion
Operating Income of $704 Million
Diluted EPS from Continuing Operations Up 15% to $1.09
Adjusted Diluted EPS from Continuing Operations Up 9% to $1.04

NEW YORK, May 4, 2017 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the first quarter of 2017, including record first-quarter adjusted diluted earnings per share (“EPS”) from continuing operations.
“Our first-quarter results once again demonstrate the strength of our strategy, which is to diversify our revenue mix as we achieve our long-term financial goals,” said Leslie Moonves, Chairman and Chief Executive Officer, CBS Corporation. “Retransmission consent and reverse compensation led the way in Q1, growing 28%. This contributed to a 17% increase in our Company’s affiliate and subscription fee revenue, which also benefited from our over-the-top subscription services, CBS All Access and Showtime OTT. In addition, we a had very solid quarter for content licensing and distribution, which was up 16% and is poised for continued strength when several of our hit series enter the syndication cycle later this year. And we continue to add to our content pipeline all the time. In two weeks we will unveil our new primetime schedule on the CBS Television Network, which will include 19 returning series further strengthened by several new shows, the majority of which we will own. We look forward to the upfront marketplace where we’re confident advertisers will once again place great value on the #1 television network in an increasingly fragmented media landscape. And longer term, that content becomes even more valuable when we license it across distribution services, both here in the U.S. and internationally as well. As we continue to sharpen our core content focus in the quarters to come, including the impending split-off of our radio business, we will be even better positioned to take advantage of all of the opportunities before us. So there is so much yet to come, and our road map for success is clear.”

First Quarter 2017 Results
Revenues were $3.34 billion for the first quarter of 2017, down from $3.59 billion for the first quarter of 2016, when the CBS Television Network broadcast Super Bowl 50 and an additional National Football League (“NFL”) playoff game. Excluding these two noncomparable games, first quarter revenues would have been up high-single digits. In addition, affiliate and subscription fee revenues increased 17%, driven by 28% growth in retransmission revenues and fees from CBS Television Network affiliated stations, as well as the Company’s digital subscription services. Content licensing and distribution revenues grew 16%, led by higher domestic and international television licensing sales.
Operating income for the first quarter of 2017 was $704 million compared with $765 million for the same prior-year period, as a result of the above-mentioned noncomparable NFL games.
Net earnings from continuing operations were $454 million for the first quarter of 2017 compared with $442 million for the same quarter last year. Net earnings from continuing operations for the first quarter of 2017 included tax benefits from the resolution of certain state income tax matters as well as the exercise of stock options and vesting of RSUs. The Company reported a net loss of $252 million for the first quarter of 2017 compared with net earnings of $473 million for the same prior-year period. The net loss for the first quarter of 2017 included a noncash charge of $715 million in discontinued operations to establish a valuation allowance to adjust the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom Communications Corp. CBS Radio is classified as held for sale and therefore, in accordance with accounting guidance, the valuation allowance will continue to be adjusted based on the trading price of Entercom’s stock, which could result in future gains or losses.
Diluted EPS from continuing operations for the first quarter of 2017 was $1.09 compared with $.95 for the same quarter in 2016. Adjusted EPS from continuing operations increased 9% to $1.04, as a result of lower shares outstanding in the first quarter of 2017 because of the Company’s ongoing share repurchase program. Adjusted EPS from continuing operations excludes the tax benefit of $22 million, or $.05 per diluted share, from the resolution of the aforementioned state income tax matters. EPS for the first quarter of 2017 was a loss of $.61 as a result of the above-mentioned noncash charge at CBS Radio, compared with EPS of $1.02 for the prior-year period. During the quarter, the Company repurchased 7.6 million of its shares for $500 million.
Details of the discrete items excluded from financial results, along with reconciliations of adjusted results to their most directly comparable GAAP financial measures, are included at the end of this earnings release.

Free Cash Flow
For the first quarter of 2017, operating cash flow from continuing operations was $678 million, which included discretionary pension contributions of $100 million to prefund the Company’s qualified plans, compared with operating cash flow from continuing operations of $923 million for the first quarter of 2016, which included CBS’s broadcast of Super Bowl 50. Meanwhile, operating cash flow from continuing operations benefited from higher affiliate and subscription fee revenues in the first quarter of 2017. Free cash flow was $651 million for the first quarter of 2017 compared with $889 million for the same prior-year period.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type; operating income (loss) excluding other operating items, net, by segment (“Segment Operating Income”); and depreciation and amortization by segment for the three months ended March 31, 2017, and 2016.

	Three Months Ended
	March 31,
Revenues by Segment	2017	2016
Entertainment	$2,347	$2,587
Cable Networks	543	525
Publishing	161	145
Local Media	409	448
Corporate/Eliminations	(117)	(117)
Total Revenues	$3,343	$3,588

	Three Months Ended
	March 31,
Revenues by Type	2017	2016
Advertising	$1,603	$2,085
Content licensing and distribution	845	729
Affiliate and subscription fees	842	722
Other	53	52
Total Revenues	$3,343	$3,588

	Three Months Ended
	March 31,
Segment Operating Income (Loss)	2017	2016
Entertainment	$398	$449
Cable Networks	248	228
Publishing	14	13
Local Media	123	150
Corporate	(79)	(84)
Adjusted Operating Income	704	756
Other operating items, net	—	9
Total Operating Income	$704	$765

	Three Months Ended
	March 31,
Depreciation and Amortization	2017	2016
Entertainment	$29	$30
Cable Networks	6	6
Publishing	1	1
Local Media	11	11
Corporate	8	9
Total Depreciation and Amortization	$55	$57

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Interactive, and CBS Films)
Entertainment revenues of $2.35 billion for the first quarter of 2017 decreased 9% from $2.59 billion for the first quarter of 2016. Comparability of revenues was affected by the 2016 broadcast of Super Bowl 50 and an additional NFL playoff game on the CBS Television Network. Affiliate and subscription fees grew 28%, driven by higher station affiliation fees and subscriber growth at CBS All Access. Content licensing and distribution revenues were up 21%, reflecting growth in domestic and international licensing sales.
Entertainment operating income of $398 million for the first quarter of 2017 decreased 11% from $449 million for the same prior-year period, driven by the impact of the above-mentioned noncomparable NFL games, which was partially offset by higher station affiliation fees.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues of $543 million for the first quarter of 2017 increased 3% from $525 million for the same prior-year period. The increase was driven by higher affiliate and subscription fees, led by growth of the Showtime digital streaming subscription offering, which was partially offset by the timing of international television licensing sales of Showtime original series.
Cable Networks operating income of $248 million for the first quarter of 2017 increased 9% from $228 million for the same prior-year period, primarily reflecting growth in higher-margin revenues.
Publishing (Simon & Schuster)
Publishing revenues of $161 million for the first quarter of 2017 increased 11% from $145 million for the same prior-year period. The increase was led by growth in print book sales and digital audio sales. Bestselling titles for the first quarter of 2017 included Unshakeable by Tony Robbins and A Man called Ove by Fredrik Backman.
Publishing operating income of $14 million for the first quarter of 2017 grew 8% from $13 million for the same prior-year period, as the increase in revenues was offset by higher production and selling costs.

Local Media (CBS Television Stations and CBS Local Digital Media)
Local Media revenues of $409 million for the first quarter of 2017 decreased 9% from $448 million for the first quarter of 2016, which included CBS’s 2016 broadcast of Super Bowl 50 and an additional NFL playoff game. The impact of these items was partially offset by growth in retransmission revenues.
Local Media operating income of $123 million for the first quarter of 2017 decreased 18% from $150 million for the same prior-year period, primarily reflecting the decline in revenues.
Corporate
Corporate expenses for the first quarter of 2017 decreased $5 million to $79 million from $84 million for the same prior-year period, mainly due to lower employee compensation costs, partly as a result of changes in the Company’s stock price.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s content; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; the ability to achieve the separation of the Company’s radio business through a merger of CBS Radio with a subsidiary of Entercom Communications Corp. on the anticipated terms, which are subject to regulatory and Entercom stockholder approvals, an exchange offer and other customary closing conditions, and fluctuations in the market values of Entercom’s Class A common stock and the Company’s Class B common stock; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s filings with the Securities and Exchange Commission including, but not limited to, the Company’s most recent Form 10-K, Form 10-Q and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and	Executive Vice President, Corporate Finance and
Chief Communications Officer	Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	David Bank
Executive Vice President of Communications	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

Revenues	$3,343	$3,588
Operating income	704	765
Interest expense	(109)	(100)
Interest income	13	7
Other items, net	1	(3)
Earnings from continuing operations before income taxes	609	669
Provision for income taxes	(138)	(206)
Equity in loss of investee companies, net of tax	(17)	(21)
Net earnings from continuing operations	454	442
Net earnings (loss) from discontinued operations, net of tax	(706)	31
Net earnings (loss)	$(252)	$473

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$1.11	$.96
Net earnings (loss) from discontinued operations	$(1.72)	$.07
Net earnings (loss)	$(.61)	$1.03

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$1.09	$.95
Net earnings (loss) from discontinued operations	$(1.70)	$.07
Net earnings (loss)	$(.61)	$1.02

Weighted average number of common shares outstanding:
Basic	410	459
Diluted	416	464

Dividends per common share	$.18	$.15

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$163	$598
Receivables, net	3,478	3,314
Programming and other inventory	1,201	1,427
Prepaid expenses and other current assets	520	419
Current assets of discontinued operations	258	305
Total current assets	5,620	6,063
Property and equipment	2,943	2,935
Less accumulated depreciation and amortization	1,723	1,694
Net property and equipment	1,220	1,241
Programming and other inventory	2,546	2,439
Goodwill	4,889	4,864
Intangible assets	2,631	2,633
Other assets	2,539	2,707
Assets of discontinued operations	3,577	4,291
Total Assets	$23,022	$24,238

Liabilities and Stockholders’ Equity
Accounts payable	$158	$148
Participants’ share and royalties payable	1,022	1,024
Program rights	477	290
Commercial paper	30	450
Current portion of long-term debt	23	23
Accrued expenses and other current liabilities	1,563	1,618
Current liabilities of discontinued operations	151	155
Total current liabilities	3,424	3,708
Long-term debt	8,900	8,902
Other liabilities	5,359	5,488
Liabilities of discontinued operations	2,454	2,451
Stockholders’ Equity	2,885	3,689
Total Liabilities and Stockholders’ Equity	$23,022	$24,238

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Months Ended
	March 31,
	2017	2016
Operating Activities:
Net earnings (loss)	$(252)	$473
Less: Net earnings (loss) from discontinued operations	(706)	31
Net earnings from continuing operations	454	442
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	55	57
Stock-based compensation	40	39
Equity in loss of investee companies, net of tax and distributions	17	22
Change in assets and liabilities, net of investing and financing activities	112	363
Net cash flow provided by operating activities from continuing operations	678	923
Net cash flow provided by operating activities from discontinued operations	41	105
Net cash flow provided by operating activities	719	1,028
Investing Activities:
Acquisitions	(21)	(50)
Capital expenditures	(27)	(34)
Investments in and advances to investee companies	(49)	(32)
Proceeds from dispositions	1	21
Other investing activities	14	(7)
Net cash flow used for investing activities from continuing operations	(82)	(102)
Net cash flow (used for) provided by investing activities from discontinued operations	(7)	4
Net cash flow used for investing activities	(89)	(98)
Financing Activities:
Repayments of short-term debt borrowings, net	(420)	—
Repayment of senior debentures	—	(200)
Repayment of debt borrowings of CBS Radio	(3)	—
Payment of capital lease obligations	(4)	(4)
Payment of contingent consideration	(7)	—
Dividends	(77)	(73)
Purchase of Company common stock	(531)	(533)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(76)	(46)
Proceeds from exercise of stock options	36	6
Excess tax benefit from stock-based compensation	—	8
Net cash flow used for financing activities	(1,082)	(842)
Net (decrease) increase in cash and cash equivalents	(452)	88
Cash and cash equivalents at beginning of period (includes $24 (2017) and $6 (2016) of discontinued operations cash)	622	323
Cash and cash equivalents at end of period (includes $7 (2017) and $2 (2016) of discontinued operations cash)	$170	$411

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following table sets forth the Company’s Adjusted Operating Income for the three months ended March 31, 2017 and 2016. The Company defines “Adjusted Operating Income” as operating income excluding restructuring charges and other operating items, net, each where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board (“FASB”) guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings (loss) as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings (loss).

	Three Months Ended March 31,
	2017	2016
Adjusted Operating Income	$704	$756
Other operating items, net	—	9
Operating income	704	765
Interest expense	(109)	(100)
Interest income	13	7
Other items, net	1	(3)
Earnings before income taxes	609	669
Provision for income taxes	(138)	(206)
Equity in loss of investee companies, net of tax	(17)	(21)
Net earnings from continuing operations	454	442
Net earnings (loss) from discontinued operations, net of tax	(706)	31
Net earnings (loss)	$(252)	$473

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow
The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended
	March 31,
	2017	2016
Net cash flow provided by operating activities	$719	$1,028
Capital expenditures	(27)	(34)
Exclude operating cash flow from discontinued operations	41	105
Free cash flow	$651	$889
The following table presents a summary of the Company’s cash flows:

	Three Months Ended
	March 31,
	2017	2016
Net cash flow provided by operating activities	$719	$1,028
Net cash flow used for investing activities	$(89)	$(98)
Net cash flow used for financing activities	$(1,082)	$(842)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2017 and 2016 Adjusted Results
The following tables reconcile adjusted financial results to their most directly comparable GAAP financial measures. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; and makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results.

	Three Months Ended March 31, 2017
	Reported	Discrete Tax Item (a)	Valuation Allowance (b)	Adjusted
Revenues	$3,343	$—	$—	$3,343

Operating income	$704	$—	$—	$704
Operating income margin (c)	21%			21%
Interest expense	(109)	—	—	(109)
Interest income	13	—	—	13
Other items, net	1	—	—	1
Earnings from continuing operations before income taxes	609	—	—	609
Provision for income taxes	(138)	(22)	—	(160)
Effective income tax rate	22.7%			26.3%

Equity in loss of investee companies, net of tax	(17)	—	—	(17)
Net earnings from continuing operations	454	(22)	—	432
Net earnings (loss) from discontinued operations, net of tax	(706)	—	715	9
Net earnings (loss)	$(252)	$(22)	$715	441
Diluted EPS from continuing operations	$1.09	$(.05)	$—	$1.04
Diluted EPS	$(.61)	$(.05)	$1.72	$1.06
Diluted weighted average number of common shares outstanding	416			416
(a) Reflects a tax benefit from the resolution of certain state income tax matters.
(b) CBS Radio is classified as held for sale and in accordance with FASB Accounting Standards Codification (“ASC”) 360, the Company recorded a noncash charge to establish a valuation allowance to adjust the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended March 31, 2016
	Reported	Other Operating Items (a)	Write-down of Investment (b)	Adjusted
Revenues	$3,588	$—	$—	$3,588

Operating income	$765	(9)	$—	$756
Operating income margin (c)	21%			21%
Interest expense	(100)	—	—	(100)
Interest income	7	—	—	7
Other items, net	(3)	—	—	(3)
Earnings from continuing operations before income taxes	669	(9)	—	660
Provision for income taxes	(206)	4	—	(202)
Effective income tax rate	30.8%			30.6%

Equity in loss of investee companies, net of tax	(21)	—	6	(15)
Net earnings from continuing operations	442	(5)	6	443
Net earnings from discontinued operations, net of tax	31	—	—	31
Net earnings	$473	$(5)	$6	474
Diluted EPS from continuing operations	$.95	$(.01)	$.01	$.95
Diluted EPS	$1.02	$(.01)	$.01	$1.02
Diluted weighted average number of common shares outstanding	464			464
(a)  Reflects a gain on the sale of an internet business in China and a multiyear, retroactive impact of a new operating tax.
(b) Reflects the write-down of an international television joint venture to its fair value.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

CBS Radio Results
The following tables provide reported and adjusted results for CBS Radio, which has been presented as a discontinued operation of the Company for all periods presented, along with a reconciliation of adjusted financial results to reported results. There were no adjustments to CBS Radio’s reported results for the three months ended March 31, 2016.

	Three Months Ended March 31, 2017
	Reported	Valuation Allowance (a)	Adjusted
Revenues	$250	$—	$250

Operating income (loss)	$(676)	$715	$39
Interest expense	(19)	—	(19)
Earnings (loss) before income taxes	(695)	715	20
Provision for income taxes	(11)	—	(11)
Net earnings (loss)	$(706)	$715	$9
(a) CBS Radio is classified as held for sale and in accordance with ASC 360, the Company recorded a noncash charge to establish a valuation allowance to adjust the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom.

Three Months Ended March 31, 2016
Reported
Revenues	$262

Operating income	$56
Provision for income taxes	(25)
Net earnings	$31